Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-156695

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Step Performance Securities linked to the S&P 500® Index due May 31, 2013	$10,718,420.00	$1,244.41

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

PRICING SUPPLEMENT (To Prospectus dated January 13, 2009 and Product Supplement dated May 3, 2011)

UBS AG $10,718,420 Step Performance Securities Linked to the S&P 500® Index due May 25, 2013

Investment Description

UBS AG Step Performance Securities (the “Securities”) are unsubordinated, unsecured debt securities issued by UBS AG (“UBS”) linked to the performance of the S&P 500® Index (the “underlying index”). If the index return is zero or positive, UBS will repay your principal amount at maturity plus pay a return equal to the greater of (a) the index return and (b) the step return of 17.08%. If the index return is negative, you will be fully exposed to the decline in the underlying index and UBS will repay less than the full principal amount at maturity, if anything, resulting in a loss on your investment that is proportionate to the negative index return. Investing in the Securities involves significant risks. The Securities do not pay interest. You may lose some or all of your principal amount. Any payment on the Securities is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations you may not receive any amounts owed to you under the Securities and you could lose your entire investment.

Features

❑

Participation in the Positive Performance of the Underlying Index with a Step Return Feature: If the index return is zero or positive, at maturity UBS will repay your full principal amount plus a return on the Securities equal to the greater of the index return and the step return of 17.08%. You will have full downside exposure to any negative index return at maturity.

❑

Full Downside Market Exposure: If the index return is negative, investors will be exposed to the negative index return at maturity resulting in a loss of principal that is proportionate to the underlying index’s decline from the trade date to the final valuation date. Investors could lose some or all of their initial investment. Any payment on the Securities is subject to the creditworthiness of UBS.

Key Dates

Trade Date	May 25, 2011

Settlement Date	May 31, 2011

Final Valuation Date*	May 24, 2013

Maturity Date*	May 31, 2013

*	Subject to postponement in the event of a market disruption event, as described in the Step Performance Securities product supplement.

NOTICE TO INVESTORS: THE SECURITIES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT INSTRUMENTS. THE ISSUER IS NOT NECESSARILY OBLIGATED TO REPAY THE FULL PRINCIPAL AMOUNT OF THE SECURITIES AT MATURITY, AND THE SECURITIES HAVE DOWNSIDE MARKET RISK SIMILAR TO THE UNDERLYING INDEX. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING A DEBT OBLIGATION OF UBS. YOU SHOULD NOT PURCHASE THE SECURITIES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE SECURITIES.

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER “KEY RISKS” BEGINNING ON PAGE 4 AND UNDER “RISK FACTORS” BEGINNING ON PAGE PS-14 OF THE STEP PERFORMANCE SECURITIES PRODUCT SUPPLEMENT BEFORE PURCHASING ANY SECURITIES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY EFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR SECURITIES. YOU MAY LOSE SOME OR ALL OF YOUR INITIAL INVESTMENT IN THE SECURITIES.

Security Offering

These terms relate to Step Performance Securities linked to the S&P 500® Index. The Securities are offered at a minimum investment of $1,000, or 100 Securities at $10.00 per Security, and integral multiples of $10.00 in excess thereof.

Underlying Index	Index Bloomberg Symbol	Step Return	Initial Index Level	CUSIP	ISIN
S&P 500® Index	SPX	17.08%	1320.47	90267G814	US90267G8143

See “Additional Information about UBS and the Securities” on page 2. The Securities will have the terms specified in the Step Performance Securities product supplement relating to the Securities, dated May 3, 2011, the accompanying prospectus and this pricing supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Securities or passed upon the adequacy or accuracy of this pricing supplement, the Step Performance Securities product supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense. The Securities are not deposit liabilities of UBS AG and are not FDIC insured.

	Issue Price to Public	Underwriting Discount	Proceeds to UBS AG
Per Security	$10.00	$0.20	$9.80
Total	$10,718,420.00	$214,368.40	$10,504,051.60

UBS Financial Services Inc.	UBS Investment Bank
Pricing Supplement dated May 25, 2011

Additional Information about UBS and the Securities

UBS has filed a registration statement (including a prospectus, as supplemented by a product supplement for the Securities and an index supplement for various securities we may offer, including the Securities), with the Securities and Exchange Commission, or SEC, for the offering to which this pricing supplement relates. Before you invest, you should read these documents and any other documents relating to this offering that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001114446. Alternatively, UBS will arrange to send you the prospectus and the Step Performance Securities product supplement if you so request by calling toll-free 800-722-7370.

You may access these documents on the SEC website at www.sec.gov as follows:

♦	Product supplement for Step Performance Securities dated May 3, 2011:

http://www.sec.gov/Archives/edgar/data/1114446/000119312511124038/d424b2.htm

♦	Index Supplement dated January 13, 2009:

http://www.sec.gov/Archives/edgar/data/1114446/000139340109000044/v128784_690258-424b2.htm

♦	Prospectus dated January 13, 2009:

http://www.sec.gov/Archives/edgar/data/1114446/000095012309000556/y73628b2e424b2.htm

References to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this pricing supplement, “Securities” refer to the Step Performance Securities that are offered hereby, unless the context otherwise requires. Also, references to the “Step Performance Securities product supplement” mean the UBS product supplement, dated May 3, 2011, references to the “index supplement” mean the UBS index supplement, dated January 13, 2009 and references to “accompanying prospectus” mean the UBS prospectus titled “Debt Securities and Warrants,” dated January 13, 2009.

Investor Suitability

The Securities may be suitable for you if:

♦	You fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦	You can tolerate a loss of all or a substantial portion of your investment and are willing to make an investment that has the same downside market risk as the underlying index or its constituents.

♦	You believe the underlying index will maintain its level or appreciate over the term of the Securities.

♦	You are willing to invest in the Securities based on the step return indicated on the cover hereof.

♦	You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the underlying index.

♦	You do not seek current income from your investment.

♦	You are willing to hold the Securities to maturity, a term of 2 years, and accept that there may be little or no secondary market for the Securities.

♦	You are willing to assume the credit risk of UBS for all payments under the Securities, and understand that if UBS defaults on its obligations you may not receive any amounts due to you.

The Securities may not be suitable for you if:

♦	You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of your entire initial investment.

♦	You require an investment designed to guarantee a full return of principal at maturity.

♦

You cannot tolerate a loss of all or a substantial portion of your investment and are unwilling to make an investment that has the same downside market risk as the underlying index or its constituents.

♦	You believe that the level of the underlying index will decline during the term of the Securities.

♦	You are unwilling to invest in the Securities based on the step return indicated on the cover hereof.

♦	You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the underlying index.

♦	You seek current income from this investment.

♦	You are unable or unwilling to hold the Securities to maturity, a term of 2 years, or you seek an investment for which there will be an active secondary market.

♦	You are not willing to assume the credit risk of UBS for all payments under the Securities.

The investor suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review “Key Risks” beginning on page 4 of this pricing supplement and the more detailed “Risk Factors” beginning on PS-14 of the Step Performance Securities product supplement for risks related to an investment in the Securities.

Final Terms

Issuer	UBS AG, London Branch
Principal Amount	$10.00 per Security (subject to a minimum investment of 100 Securities)
Term	2 years.
Underlying Index	S&P 500® Index
Step Return	17.08%
Payment at Maturity (per Security)

If the index return is equal to or greater than zero, UBS will pay you an amount in cash equal to:

$10 + ($10 × the greater of (a) Index Return and (b) Step Return)

If the index return is negative, UBS will pay you an amount in cash that is less than your principal amount, if anything, resulting in a loss on your investment that is proportionate to the negative index return:

$10 + ($10 x Index Return)

Index Return	Final Index Level – Initial Index Level Initial Index Level
Initial Index Level	1320.47, which is the closing level of the underlying index on the trade date.
Final Index Level	The closing level of the underlying index on the final valuation date.

Investment Timeline

INVESTING IN THE SECURITIES INVOLVES SIGNIFICANT RISKS. YOU MAY LOSE SOME OR ALL OF YOUR PRINCIPAL AMOUNT. ANY PAYMENT ON THE SECURITIES IS SUBJECT TO THE CREDITWORTHINESS OF UBS. IF UBS WERE TO DEFAULT ON ITS PAYMENT OBLIGATIONS, YOU MAY NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE SECURITIES AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

Key Risks

An investment in the Securities involves significant risks. Some of the risks that apply to the Securities are summarized here, but we urge you to read the more detailed explanation of risks relating to the Securities generally in the “Risk Factors” section of the Step Performance Securities product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Securities.

♦

At maturity, you risk losing some or all of your principal – The Securities differ from ordinary debt securities in that the issuer will not necessarily repay the full principal amount of the Securities. Specifically, the Securities have the same downside market risk as the underlying index, and, as a result, if the index return is negative, at maturity, UBS will not repay you the full principal amount of your Securities. In that case, you will lose some or all of your initial investment in an amount proportionate to the decline in the level of the underlying index from the trade date to the final valuation date and you will be exposed to the full downside performance of the underlying index.

♦

The step return applies only at maturity — The step return is only available if you hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, and the index return is positive and below the step return at the time of sale, the price you receive will likely not reflect the full economic value of the step return of the Securities and the return you realize may be less than the step return or the return of the underlying index at the time of sale. You can receive the full benefit of the step return from UBS only if you hold your Securities to maturity. You should be willing to hold your Securities to maturity.

♦	No interest payments — UBS will not pay any interest with respect to the Securities.

♦

Credit risk of UBS — The Securities are unsubordinated, unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Securities and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose your entire initial investment.

♦

Market risk — The return on the Securities is directly linked to the performance of the underlying index and indirectly linked to the value of the stocks comprising the underlying index (“index constituent stocks”), and will depend on whether, and the extent to which, the index return is positive or negative. The levels of the underlying index can rise or fall sharply due to factors specific to the index constituents, as well as general market factors, such as general market volatility and levels, interest rates and economic and political conditions. You will lose some or all of your principal amount if the index return is negative.

♦

Owning the Securities is not the same as owning the index constituent stocks — Owning the Securities is not the same as owning the index constituent stocks. As a holder of the Securities, you will not have voting rights or rights to receive dividends or other distributions or other rights that holders of the index constituent stocks would have.

♦

No assurance that the investment view implicit in the Securities will be successful — It is impossible to predict whether and the extent to which the level of the underlying index will rise or fall. There can be no assurance that the final index level will not fall below the initial index level. The final index level will be influenced by complex and interrelated political, economic, financial and other factors that affect the index constituent stocks. You should be willing to accept the risks of owning equities in general and the index constituent stocks in particular, and the risk of losing some or all of your initial investment.

♦

The underlying index reflects price return, not total return — The return on your Securities is based on the performance of the underlying index, which reflects the changes in the market prices of the index constituent stocks. It is not, however, linked to a “total return” index or strategy, which, in addition to reflecting those price returns, would also reflect dividends paid on the index constituent stocks. The return on your Securities will not include such a total return feature or dividend component.

♦

Changes affecting the underlying index could have an adverse effect on the value of the Securities. — The policies of Standard & Poor’s Financial Securities LLC, a subsidiary of The McGraw-Hill Companies, the sponsor of the underlying index (the “index sponsor”), concerning additions, deletions and substitutions of the index constituent stocks and the manner in which the index sponsor takes account of certain changes affecting those index constituent stocks may adversely affect the level of the underlying index. The policies of the index sponsor with respect to the calculation of the underlying index could also adversely affect the level of the underlying index. The index sponsor may discontinue or suspend calculation or dissemination of the underlying index. Any such actions could have an adverse effect on the value of the Securities.

♦

UBS cannot control actions by the index sponsor and the index sponsor has no obligation to consider your interests — UBS and its affiliates are not affiliated with the index sponsor and have no ability to control or predict its actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of the underlying index. The index sponsor is not involved in the Securities offering in any way and has no obligation to consider your interest as an owner of the Securities in taking any actions that might affect the market value of your Securities.

♦

There may be little or no secondary market for the Securities — The Securities will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the Securities will develop. UBS Securities LLC and other affiliates of UBS may make a market in the Securities, although they are not required to do so and may stop making a market at any time. The price, if any, at which you may be able to sell your Securities prior to maturity could be at a substantial discount from the issue price and to the intrinsic value of the product; and as a result, you may suffer substantial losses.

♦

Price of Securities prior to maturity — The market price of the Securities will be influenced by many unpredictable and interrelated factors, including the level of the underlying index; the volatility of the underlying index; the dividends paid on the index constituent stocks; the time remaining to the maturity of the Securities; interest rates in the markets in general; geopolitical conditions and economic, financial, political and regulatory, judicial or other events; and the creditworthiness of UBS.

♦

Impact of fees on the secondary market price of the Securities — Generally, the price of the Securities in the secondary market is likely to be lower than the issue price to public since the issue price to public included, and the secondary market prices are likely to exclude, commissions, hedging costs or other compensation paid with respect to the Securities.

♦

Potential UBS impact on price — Trading or transactions by UBS or its affiliates in the index constituent stocks and/or over-the-counter options, futures or other instruments with returns linked to the performance of the underlying index may adversely affect the performance and, therefore, the market value of the Securities.

♦

Potential conflict of interest — UBS and its affiliates may engage in business related to the underlying index or index constituent stocks, which may present a conflict between the obligations of UBS and you, as a holder of the Securities. The calculation agent, an affiliate of the issuer, will determine the index return and the payment at maturity based on the closing level of the underlying index on the final valuation date. The calculation agent can postpone the determination of the index return or the maturity date if a market disruption event occurs and is continuing on the final valuation date.

♦

Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the underlying index to which the Securities are linked.

♦

Dealer incentives — UBS and its affiliates act in various capacities with respect to the Securities. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Securities. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We will pay total underwriting compensation of $0.20 per Security to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities.

♦

Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your tax advisor about your own tax situation. See “What Are the Tax Consequences of the Securities” beginning on page 8.

Hypothetical Examples and Return Table of the Securities at Maturity

The examples and table below illustrate the Payment at Maturity for a $10.00 Security on a hypothetical offering of the Securities, with the following assumptions:

Term:	2 years
Initial Index Level:	1320.47
Step Return	17.08%
Range of Index Return:	-100% to 100%

The examples are provided for illustrative purposes only and are purely hypothetical. The numbers in the examples have been rounded for ease of analysis.

Example 1: The underlying index increases from an initial index level of 1320.47 to a final index level of 1650.59.

Since the index return of 25% is equal to or greater than 0%, the payment at maturity per Security will be equal to the principal amount of each Security plus an additional payment equal to the product of (i) the principal amount multiplied by (ii) the greater of (a) the index return and (b) the step return.

Because the index return of 25% is greater than the step return 17.08%, the cash payment at maturity will be equal to:

$10 + ($10 x Index Return)

=$10 + ($10 × 25%) = $12.50 per Security (a 25.00% return).

Example 2: The underlying index increases from an initial index level of 1320.47 to a final index level of 1452.52.

Since the index return of 10% is equal to or greater than 0%, the payment at maturity per Security will be equal to the principal amount of each Security plus an additional payment equal to the product of (i) the principal amount multiplied by (ii) the greater of (a) the index return and (b) the step return.

Because the index return of 10% is less than the step return 17.08%, the cash payment at maturity will be equal to:

$10 + ($10 x Step Return)

=$10 + ($10 × 17.08%) = $11.708 per Security (a 17.08% return).

Example 3: The underlying index neither increases nor decreases from an initial index level of 1320.47 to a final index level of 1320.47.

Since the index return is 0%, the payment at maturity per Security will be equal to the principal amount of each Security plus an additional payment equal to the product of (i) the principal amount multiplied by (ii) the greater of (a) the index return and (b) the step return.

Because the index return of 0% is less than the step return of 17.08%, the cash payment at maturity will be equal to:

$10 + ($10 x Step Return)

=$10 + ($10 × 17.08%) = $11.708 per Security (a 17.08% return).

Example 4: The underlying index decreases from an initial index level of 1320.47 to a final index level of 924.33.

Since the index return is negative, the payment at maturity per Security will be an amount in cash that is less than your principal amount, if anything, resulting in a loss on your investment that is proportionate to the negative index return.

The cash payment at maturity will be equal to:

$10 + ($10 x Index Return)

=$10 + ($10 × -30%) = $7.00 per Security (a loss of 30.00%).

If the underlying index closes below the initial index level on the final valuation date, your investment in the Securities is fully exposed to the decline of the underlying index and you will lose some or all of your principal at maturity.

Underlying Index		Payment and Return at Maturity
Final Index Level	Index Return(1)	Payment at Maturity	Security Total Return at Maturity
2640.94	100.00%	$20.000	100.00%
2508.89	90.00%	$19.000	90.00%
2376.85	80.00%	$18.000	80.00%
2244.80	70.00%	$17.000	70.00%
2112.75	60.00%	$16.000	60.00%
1980.71	50.00%	$15.000	50.00%
1848.66	40.00%	$14.000	40.00%
1716.61	30.00%	$13.000	30.00%
1584.56	20.00%	$12.000	20.00%
1546.01	17.08%	$11.708	17.08%
1518.54	15.00%	$11.708	17.08%
1452.52	10.00%	$11.708	17.08%
1386.49	5.00%	$11.708	17.08%
1320.47	0.00%	$11.708	17.08%
1254.45	-5.00%	$9.500	-5.00%
1188.42	-10.00%	$9.000	-10.00%
1122.40	-15.00%	$8.500	-15.00%
1056.38	-20.00%	$8.000	-20.00%
924.33	-30.00%	$7.000	-30.00%
792.28	-40.00%	$6.000	-40.00%
660.24	-50.00%	$5.000	-50.00%
528.19	-60.00%	$4.000	-60.00%
396.14	-70.00%	$3.000	-70.00%
264.09	-80.00%	$2.000	-80.00%
132.05	-90.00%	$1.000	-90.00%
0.00	-100.00%	$0.000	-100.00%
(1)	The index return excludes any cash dividend payments.

What Are the Tax Consequences of the Securities?

The United States federal income tax consequences of your investment in the Securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” beginning on page PS-34 of the Step Performance Securities product supplement and discuss the tax consequences of your particular situation with your tax advisor.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the Securities. Pursuant to the terms of the Securities, UBS and you agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize your Securities as a pre-paid derivative contract with respect to the underlying index. If your Securities are so treated, you should generally recognize capital gain or loss upon the sale or maturity of your Securities, which should be long-term if you hold your Securities for more than one year, in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Securities.

In the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, it would be reasonable to treat your Securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that your Securities could alternatively be treated for tax purposes in the manner described under “Supplemental U.S. Tax Considerations — Alternative Treatments” on page PS-35 of the product supplement.

The Internal Revenue Service, for example, might assert that you should be required to recognize taxable gain on any rebalancing or rollover of the underlying index.

In 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of the Securities. According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument similar to the Securities should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”) should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Securities for United States federal income tax purposes in accordance with the treatment described above and under “Supplemental U.S. Tax Considerations” beginning on page PS-34 of the Step Performance Securities product supplement, unless and until such time as the Treasury Department and the Internal Revenue Service determine that some other treatment is more appropriate.

Moreover, in 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities.

Recent Legislation

Beginning in 2013, U.S. holders that are individuals, estates, and certain trusts will be subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include any gain realized with respect to the Securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Under recently enacted legislation, individuals (and to the extent provided in future regulations, entities) that own “specified foreign financial assets” may be required to file information with respect to such assets with their income tax returns, especially if such assets are held outside the custody of a U.S. financial institution. You are urged to consult your tax advisor as to the application of this legislation to your ownership of the Securities.

Non-United States Holders. If you are not a United States holder, you will generally not be subject to United States withholding tax with respect to payments on your Securities but you may be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your Securities unless you comply with certain certification and identification requirements as to your foreign status. Gain from the sale or exchange of a Security or settlement at maturity generally will not be subject to U.S. tax unless such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States or unless the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such sale, exchange or settlement and certain other conditions are satisfied.

PROSPECTIVE PURCHASERS OF SECURITIES SHOULD CONSULT THEIR TAX ADVISORS AS TO THE U.S. FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE SECURITIES.

S&P 500® Index

We have derived all information contained in this pricing supplement regarding the S&P 500® Index, including without limitation, its make-up, method of calculation and changes in its components from publicly available information. Such information reflects the policies of, and is subject to change by Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. (“S&P”). We make no representations or warranty as to the accuracy or completeness of the information derived from these public sources.

S&P has no obligation to continue to publish the S&P 500® Index, and may discontinue publication of the S&P 500® Index at any time. The S&P 500® Index is determined, comprised and calculated by S&P without regard to the Securities.

The S&P 500® Index is published by S&P. As discussed more fully in the index supplement under the heading “Underlying Indices and Underlying Index Publishers — S&P 500® Index”, the S&P 500® Index is intended to provide an indication of the pattern of common stock price movement. The calculation of the value of the S&P 500® Index is based on the relative value of the aggregate market value of the common stock of 500 companies as of a particular time compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. Ten main groups of companies comprise the S&P 500® Index, with the number of companies included in each group as of May 25, 2011 indicated below: Consumer Discretionary (80); Consumer Staples (41); Energy (41); Financials (82); Health Care (52); Industrials (59); Information Technology (74); Materials (30); Telecommunications Services (8); and Utilities (33).

Historical Information

The following table sets forth the quarterly high and low closing levels for the underlying index, based on daily closing levels, as reported by Bloomberg. The closing level of the underlying index on May 25, 2011 was 1,320.47. Past performance of the underlying index is not indicative of the future performance of the underlying index.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/3/2007	3/30/2007	1459.68	1374.12	1420.86
4/2/2007	6/29/2007	1539.18	1424.55	1503.35
7/2/2007	9/28/2007	1553.08	1406.70	1526.75
10/1/2007	12/31/2007	1565.15	1407.22	1468.36
1/2/2008	3/31/2008	1447.16	1273.37	1322.70
4/1/2008	6/30/2008	1426.63	1278.38	1280.00
7/1/2008	9/30/2008	1305.32	1106.39	1166.36
10/1/2008	12/31/2008	1161.06	752.44	903.25
1/2/2009	3/31/2009	934.70	676.53	797.87
4/1/2009	6/30/2009	946.21	811.08	919.32
7/1/2009	9/30/2009	1071.66	879.13	1057.08
10/1/2009	12/31/2009	1127.78	1025.21	1115.10
1/4/2010	3/31/2010	1174.17	1056.74	1169.43
4/1/2010	6/30/2010	1217.28	1030.71	1030.71
7/1/2010	9/30/2010	1148.67	1022.58	1141.20
10/1/2010	12/31/2010	1259.78	1137.03	1257.64
1/3/2011	3/31/2011	1343.01	1256.88	1325.83
4/1/2011*	5/25/2011*	1363.61	1305.14	1320.47
*	As of the date of this pricing supplement, available information for the second calendar quarter of 2011 includes data for the period from April 1, 2011 through May 25, 2011. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the second calendar quarter of 2011.

The graph below illustrates the performance of the underlying index from June 30, 1998 through May 25, 2011, based on information from Bloomberg. Past performance of the underlying index is not indicative of the future performance of the underlying index.

Supplemental Plan of Distribution (Conflicts of Interest)

We have agreed to sell to UBS Financial Services Inc. and certain of its affiliates, together the “Agents,” and the Agents have agreed to purchase, all of the Securities at the issue price less the underwriting discount indicated on the cover of this pricing supplement, the document filed pursuant to Rule 424(b) containing the final pricing terms of the Securities.

We or one of our affiliates may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Securities and UBS or its affiliates may earn additional income as a result of payments pursuant to the swap or related hedge transactions.

Conflicts of Interest — Each of UBS Securities LLC and UBS Financial Services Inc. is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the Securities, thus creating an additional conflict of interest within the meaning of Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. Neither UBS Securities LLC nor UBS Financial Services Inc. is permitted to sell Securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

Structured Product Categorization

To help investors identify appropriate Structured Products (“Structured Products”), UBS organizes its Structured Products into four categories: Protection Strategies, Optimization Strategies, Performance Strategies and Leverage Strategies. The Securities are classified by UBS as a Performance Strategy for this purpose. The description below is intended to describe generally the four categories of Structured Products and the types of principal repayment features that may be offered on those products. This description should not be relied upon as a description of any particular Structured Product.

♦

Protection Strategies are structured to complement and provide the potential to outperform traditional fixed income instruments. These Structured Products are generally designed for investors with low to moderate risk tolerances.

♦

Optimization Strategies provide the opportunity to enhance market returns or yields and can be structured with full downside market exposure or with buffered or contingent downside market exposure. These structured products are generally designed for investors who can tolerate downside market risk.

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Performance Strategies provide efficient access to markets and can be structured with full downside market exposure or with buffered or contingent downside market exposure. These structured products are generally designed for investors who can tolerate downside market risk.

♦	Leverage Strategies provide leveraged exposure to the performance of an underlying asset. These Structured Products are generally designed for investors with high risk tolerances.

In order to benefit from any type of principal repayment feature, investors must hold the Securities to maturity.

Classification of Structured Products into categories is for informational purposes only and is not intended to guarantee particular results or performance.